Exhibit 99.B(a)(2)(e)

SCHEDULE A

To the Trust Instrument of The Victory Portfolios dated December 6, 1995,

Amended and Restated as of March 27, 2000

	FUND	CLASSES
1.	Balanced Fund	A, C, I, R, R6 and Y
2.	Diversified Stock Fund	A, C, I, R, R6 and Y
3.	Dividend Growth Fund	A, C, I, R, R6 and Y
4.	Emerging Markets Small Cap Fund	A, C, I, R, R6 and Y
5.	Established Value Fund	A, I, R, R6 and Y
6.	Fund for Income Fund	A, C, I, R, R6 and Y
7.	Global Equity Fund	A, C, I, R, R6 and Y
8.	Integrity Micro-Cap Equity Fund	A, C, I, R, R6 and Y
9.	Integrity Mid-Cap Value Fund	A, C, I, R, R6 and Y
10.	Integrity Small/Mid-Cap Value Fund	A, C, I, R, R6 and Y
11.	Integrity Small-Cap Value Fund	A, C, I, R, R6 and Y
12.	International Fund	A, C, I, R, R6 and Y
13.	International Select Fund	A, C, I, R, R6 and Y
14.	Investment Grade Convertible Fund	A, C, I, R, R6 and Y
15.	Large Cap Growth Fund	A, C, I, R, R6 and Y
16.	Munder Emerging Markets Small-Cap Fund	A, C, I, R, R6 and Y
17.	Munder Growth Opportunities Fund	A, C, I, R, R6 and Y
18.	Munder Index 500 Fund	A, C, I, R, R6 and Y
19.	Munder International Fund-Core Equity	A, C, I, R, R6 and Y
20.	Munder International Small-Cap Fund	A, C, I, R, R6 and Y
21.	Munder Mid-Cap Core Growth Fund	A, C, I, R, R6 and Y
22.	Munder Small Cap Growth Fund	A, C, I, R, R6 and Y
23.	Munder Total Return Bond Fund	A, C, I, R, R6 and Y
24.	National Municipal Bond Fund	A and Y
25.	Ohio Municipal Bond Fund	A and Y
26.	Select Fund	A, C, I, R, R6 and Y
27.	Small Company Opportunity Fund	A, I, R, R6 and Y
28.	Special Value Fund	A, C, I, R, R6 and Y

As of February 18, 2015.